  Exhibit 99.1

Manufactured Housing Properties Inc. Raises $3.4 Million on Initial Closing of Offering

Charlotte, North Carolina, December 5, 2019 - Manufactured Housing Properties Inc. (OTC:MHPC), which acquires, owns, and operates manufactured housing communities today announced that on November 29, 2019 it completed an initial closing of its offering of up to 1,000,000 shares of its Series B Cumulative Redeemable Preferred Stock at a price of $10.00 per share (the “Offering”), pursuant to which the Company sold an aggregate of 335,512 shares of Series B Preferred Stock to 103 investors for total gross proceeds of $3,355,120. As a bonus, the first 400 investors in the Offering will receive 100 shares of the Company’s common stock, regardless of the amount invested in the Offering. In connection with the initial closing, the Company issued 10,300 shares of its common stock to these early investors.

The initial closing held for the Offering represents approximately 33% of the total $10 million that is available for investment in the Offering.

Individuals interested in learning more about the MHPC Regulation A investment opportunity can invest now at www.myipo.com.

For additional information on MHPC, the Offering and any other related topics, please review the Form 1-A Offering Circular that can be found at the SEC’s website at the following address https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001277998

Digital Offering, LLC is acting as the lead underwriter for the Offering. Cambria Capital, LLC is acting as a soliciting dealer and working through its online offering platform My IPO (www.myipo.com).

About Manufactured Housing Properties Inc.

Manufactured Housing Properties Inc. together with its affiliates, acquires, owns, and operates manufactured housing communities. The Company focuses on acquiring and operating value-add manufactured home communities in high growth markets.

Contact:
Michael Z. Anise
President and Chief Financial Officer
(980) 273-1702 ext. 244

Important Notice the Regarding Regulation A Offering and Forward-Looking Statements

An offering statement regarding the offering described above has been filed with the SEC. The SEC has qualified that offering statement, which means that Manufactured Housing Properties Inc. may make sales of the securities described by that offering statement. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering statement. You may obtain a copy of the offering circular that is part of that offering statement through this link: https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001277998

Investing in an initial public offering like our Regulation A offering is subject to unique risks, tolerance for volatility, and potential loss of your investment, that investors should be aware of prior to making an investment decision. Please carefully review the risk factors contained in the offering circular for this offering. For more information about Regulation A offerings, including the unique risks associated with these types of offerings, please click on the SEC's Investor Alert.

Neither this document nor any of its content constitutes an offer to sell, solicitation of an offer to buy or a recommendation for any security by Manufactured Housing Properties Inc. or any third party. The content of this document is provided for general information purposes only and is not intended to solicit the purchase of securities or to be used as investment, legal or tax advice. A securities offering by Manufactured Housing Properties Inc. is only being made pursuant to the offering circular described above. The content of this document is qualified in its entirety by such offering circular. Prospective investors are urged to consult with their own, investment, legal and tax advisors prior to making any investment in Manufactured Housing Properties Inc.

The information set forth in this document includes statements, estimates, projections with respect to our anticipated future performance and other forward-looking statements, which are subject to risks, uncertainties and assumptions. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “future” or “continue”, the negative of these terms and other comparable terminology. Such forward-looking statements are based on current plans, estimates and expectations and are made pursuant to the Private Securities Litigation Reform Act of 1995. These statements, estimates and projections are based upon various assumptions that we made concerning our anticipated results and industry trends, which may or may not occur. We are not making any representations as to the accuracy of these statements, estimates or projections. Our actual performance may be materially different from the statements, estimates or projections set forth below based upon a number of factors, including those contained in the Risk Factor section of the offering circular described above. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.